UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed, Sara Creek Gold Corp.’s (“Sara Creek”, “we”, “us” or “our”) wholly owned subsidiary SCNRG, LLC, a California limited liability company (“SCNRG”), owns an approximately 87% working interest in an oil producing property known as the DEEP Lease and held an option (the “DEEP Option”) to acquire the remaining approximately 13% interest from SAL Energy, LLC and TEN-ONE Oil and Gas LLC for an aggregate purchase price of $125,000.  On May 15, 2014, SCNRG exercised the DEEP Option and paid the $125,000 purchase price, resulting in SCNRG owning a 100% working interest in the DEEP Lease.  As previously disclosed, SAL Energy, LLC will act as Operator of the contract area that is subject to the DEEP Lease until SCNRG qualifies as Operator with the State of California.

The DEEP Lease is subject to a 20.9% overriding royalty interest, or ORRI, and a 40% net profits interest, or NPI. More information regarding the DEEP Lease, including additional details concerning the ORRI and NPI, can be found in our Form 10-K for our fiscal year ended August 31, 2013.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

On May 8, 2014, we closed a private placement of 300,000 “Units” to two investors for gross proceeds of $30,000. The price of each Unit was $0.10. Each Unit was comprised of one share of our common stock, together with a warrant to acquire an additional one-half share of our common stock on payment of $0.20 per share. The warrants expire five years from the closing date.

On May 14, 2014, we issued five individuals nonqualified options to purchase an aggregate of 5,950,000 shares of our common stock.  Included among these options are the grants to Messrs. Katic and Andersen described in Item 5.02 below.  Each of the options has an exercise price of $0.10 per share and expires on May 13, 2024.  4,950,000 of the options vest one-third on each of May 13, 2015, May 13, 2016 and May 13, 2017.  1,000,000 of the options vest in full on December 15, 2014.

The issuances of the securities described in this Item 3.02 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering, or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions made in reliance on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 14, 2014, our Board of Directors approved the following option grants to our executive officers:

Darren Katic, our Chief Executive Officer, Chief Financial Officer, President and a Director, was granted nonqualified options to purchase 600,000 shares of our common stock at an exercise price of $0.10 per share.  Mr. Katic’s options vest one-third on each of May 13, 2015, May 13, 2016 and May 13, 2017 and expire on May 13, 2024.

Kristian Anderson, our Secretary and a Director, was granted nonqualified options to purchase 1,000,000 shares of our common stock at an exercise price of $0.10 per share.  Mr. Anderson’s options vest in full on December 15, 2014 and expire on May 13, 2024.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	May 20, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer